CUSIP No. 19243A 104	13D	Page 13 of 13 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-l(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Cogentix Medical, Inc.

Date: November 9, 2016

ACCELMED GROWTH PARTNERS, L.P.

By:	Accelmed Growth Partners (GP), L.P.
By:	Accelmed Growth Partners (AGP) Ltd.

By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Managing Partner

ACCELMED GROWTH PARTNERS (GP), L.P.

By:	Accelmed Growth Partners (AGP) Ltd.

By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Managing Partner

ACCELMED GROWTH PARTNERS (AGP) LTD.

By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Managing Partner

ACCELMED GROWTH PARTNERS MANAGEMENT LTD.

By:	/s/ Uri Geiger
Name:	Uri Geiger
Title:	Managing Partner

/s/ Uri Geiger
Uri Geiger